UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

October 16, 2008	(October 10, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-2342021 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On October 10, 2008, Fusion Telecommunications International, Inc. (the “Company) received a notice from the Corporate Compliance Department (the “Staff”) of the NYSE Alternext US LLC (the “Exchange”) indicating that the Company no longer complies with certain of the Exchange’s continued listing standards, as set forth in Part 10 of the NYSE Alternext US LLC Company Guide (the “Company Guide”).

     The Staff notice provides that:

•     The Company had stockholders’ equity of less than $4 million and losses from continuing operations and net losses in three of its four most recent fiscal years, and stockholders’ equity of less than $6 million and losses from continuing operations and net losses in its five most recent fiscal years, as a result of which the Company is not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide; and

•     The Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that, in the Exchange’s opinion, it is questionable whether the Company can continue operations and/or meet its obligations as they mature, as a result of which the Company is not in compliance with Section 1003(a)(iv) of the Company Guide.

     The Company was also advised that within five days of the date of the letter from the Exchange, the Company will be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards, which is posted on www.amex.com and includes the specific listing standard(s) with which a company does not comply. Furthermore, the Company will become subject to the indicator .BC to denote its noncompliance, which will be disseminated as an extension of the Company’s symbol on the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems low speed and high speed tapes whenever the Company’s trading symbol is transmitted with a quotation or trade. Both the website posting and the indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

     In order to maintain its listing, the Company must submit plans to the Exchange by November 17, 2008 addressing how it intends to regain compliance with (a) Section 1003(a)(iv) of the Company Guide by April 10, 2009 and Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide by April 12, 2010 (collectively the “Plans”). If the Company does not timely submit the Plans, or if the Plans are not accepted, the Company will be subject to delisting proceedings. If the Plans are accepted but the Company is not in compliance with the continued listing standards of the Company Guide by April 10, 2009 and/or April 12, 2010, respectively, or if the Company does not make progress consistent with the Plans during the plan periods, the Exchange staff will initiate delisting proceedings as it deems appropriate.

 Item 7.01. Regulation FD Disclosure

     On October 16, 2008, the Company disseminated a press release relating to the disclosure contained herein. A copy of that press release is furnished as an exhibit to this report. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     99.1     Press Release dated October 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

By: /s/ MATTHEW D. ROSEN
Matthew D. Rosen
October 16, 2008	as Chief Executive Officer

Index to Exhibits

NO.	DESCRIPTION
99.1	Press Release issued by Fusion Telecommunications International, Inc., dated October 16, 2008 entitled "FUSION RECEIVES DEFICIENCY NOTICE FROM AMEX"